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                                                                    EXHIBIT 99.4

                      UNIVERSAL COMPRESSION HOLDINGS, INC.

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that Edmund P. Segner, whose signature appears below, constitutes and appoints Stephen A. Snider, Ernie L. Danner, Richard W. FitzGerald and Mark L. Carlton, or any one of them, and any agent for service named in Universal Compression Holdings, Inc.'s Registration Statement on Form S-4 dated March 20, 2001 (the "S-4 Registration Statement"), and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments (including post-effective amendments) to the S-4 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         IN WITNESS WHEREOF, the undersigned has executed this instrument on this 20th day of April, 2001.



                                               /s/ EDMUND P. SEGNER
                                          -----------------------------------
                                          Edmund P. Segner
                                          Director